UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            AQUILA ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

             Delaware                                        47-0683480
(State of incorporation or organization)                  (I.R.S. Employer
                                                          Identification No.)

1100 Walnut, Suite 3300, Kansas City, Missouri                 64106
       (Address of principal executive offices)              (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class             Name of each exchange on which
           to be so registered             each class is to be registered
           -------------------             ------------------------------

  Class A Common Stock, $0.01 Par Value        New York Stock Exchange


        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities Act registration statement file number to which this form relates:
333-51718

Securities to be registered pursuant to Section 12(g) of the Act:  None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant's Securities to be Registered.

           The description of the Registrant's Class A Common Stock, $0.01 par value per share, registered hereunder is incorporated by reference from the description of the Registrant's capital stock set forth under the captions "Description of Our Capital Stock" and "Shares Available for Future Sale" in the Registration Statement on Form S-1 (Registration No. 333-51718), filed by the Registrant with the Securities and Exchange Commission, as amended, including any form of Prospectus to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2.    Exhibits.

           Not applicable.

                                    SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       AQUILA ENERGY CORPORATION

                                       By: /s/ Jeffrey D. Ayers
                                       Jeffrey D. Ayers
                                       General Counsel and Corporate Secretary

Date:  January 11, 2001